Exhibit 99.1
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       Magnus International Resources Inc. Joint Venture Company Acquires
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                      Mining License for Xintaizi Gold Mine
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10 December 2004 - Vancouver,  British Columbia - Magnus International Resources
Inc. ("Magnus") (NASD OTC-BB: "MGNU") announces that its joint venture company, Long Teng Mining Ltd. ("Long Teng"), has purchased a mining license for the "Xintaizi Gold Mining Area" in Sichuan Province, China. Long Teng was formed under a cooperative joint venture contract with China Yunnan Province Nuclear Industry Brigade 209 ("Team 209") to carry out mineral exploration and development in both Yunnan and Sichuan Provinces, China. Under the joint venture agreement that formed Long Teng, Magnus retains a 90% interest in the joint venture company.

Under the Xintaizi gold mining license purchase agreement, Long Teng is to pay Kangding Kangma Mining Ltd., Co., of Sichuan Province, 2,100,000 RMB (approximately $253,725 US dollars) for transfer of the license to Long Teng. The approximately 3 square kilometer area covered by the mining license shares many of the same geological characteristics as the Boka gold discovery made by Southwestern Resources. The Boka deposit is in the middle of the same geological axis where Long Teng's new property is located.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China.




THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS MAGNUS' ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

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Contact:
     Magnus International Resources Inc.
     Investor Relations
     (604) 694-1432 or (888) 888-1494